Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On October 2, 2019, pursuant to the Equity Purchase Agreement with Greg K. Rogers, Philip T. Travis, as trustee of the Lorin L. Rogers 2018 Trust, Kimberlin Rogers 2018 Trust, Gregory K. Rogers 2018 Trust and Mary A. Rogers 2018 Trust, LK Gregory Construction, Inc., Plateau Excavation, Inc. and DeWitt Excavation, LLC (collectively, “Plateau”), Sterling Construction Company, Inc., (“Sterling” or, the “Company”) consummated the acquisition (the “Acquisition”) of all of the issued and outstanding shares of capital stock of LK Gregory Construction, Inc. and Plateau Excavation, Inc., and all of the issued and outstanding equity interests in DeWitt Excavation, LLC, for aggregate consideration of $411.6 million, consisting of $375.0 million in cash, 1,244,813 shares of the Company’s common stock (the “Shares”), a $10.0 million subordinated promissory note (the “Seller Note”) with a preliminary fair value discount rate of 8%, and a preliminary target working capital adjustment of $10.4 million. Plateau is engaged in the business of surveying, clearing and grubbing, erosion control, grading, grassing, site excavation, storm drainage, sanitary sewer and water main installation, drilling and blasting, curb and gutter, paving, concrete work and landfill services, in each case to general contractors and developers engaged in construction services, and engineering services relating thereto.
The unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the Acquisition based on the historical financial position and results of operations of Sterling and Plateau. The unaudited pro forma condensed combined financial information is presented as follows:

•
the unaudited pro forma condensed combined balance sheet as of June 30, 2019, prepared based on (i) the historical unaudited consolidated balance sheet of Sterling as of June 30, 2019 and (ii) the historical unaudited combined balance sheet of Plateau as of June 30, 2019.

•
the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2019, prepared based on (i) the historical unaudited condensed consolidated statement of operations of Sterling for the six months ended June 30, 2019 and (ii) the historical unaudited condensed combined statement of operations of Plateau for the six months ended June 30, 2019.

•
the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018, prepared based on (i) the historical audited consolidated statement of operations of Sterling for the year ended December 31, 2018 and (ii) the historical audited combined statement of operations of Plateau for the year ended December 31, 2018.

The historical consolidated and combined financial information has been adjusted in the unaudited pro forma condensed combined financial data to give effect to pro forma events that are, based upon available information and certain assumptions, (i) directly attributable to the Acquisition, (ii) factually supportable and reasonable under the circumstances, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments primarily relate to the following:

•	the alignment of accounting policies and financial statement classifications of Plateau to those of Sterling;

•	application of the acquisition method of accounting in connection with the Acquisition;

•
new credit facilities in connection with the Acquisition consisting of a term loan and a revolving credit facility, the proceeds of which were used to finance the cash consideration portion of the purchase price and repay Sterling’s prior credit facilities;

•	issuance of the Shares in connection with the Acquisition;

•	issuance of the Seller Note in connection with the Acquisition; and

•	transaction costs in connection with the Acquisition and related financing.
The following unaudited pro forma condensed combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the Acquisition been consummated as of the dates indicated or that may be achieved in the future. Additionally, the unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies or associated cost savings that may be achieved, or additional costs which may be incurred, with respect to the combined companies.
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting (“Acquisition Accounting”) under existing United States generally accepted accounting principles. The Acquisition Accounting is dependent upon certain valuations that have yet to progress to a stage where there is sufficient information for a definitive measurement. Sterling intends to complete the valuations and finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the Acquisition. The assets and liabilities of Plateau have been measured based on various preliminary estimates using assumptions that Sterling believes are reasonable, based on information that is currently available.

The unaudited pro forma condensed combined financial information gives effect to the Acquisition, as if the Acquisition had been completed on June 30, 2019 for balance sheet purposes, and on January 1, 2018 for statement of operations purposes. This unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with (i) Sterling’s unaudited financial statements and accompanying notes included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, (ii) Sterling’s audited financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended December 31, 2018, (iii) Plateau’s unaudited financial statements and accompanying notes for the six months ended June 30, 2019 included in this Amendment No. 1 to the Current Report on Form 8-K, and (iv) Plateau’s audited financial statements and accompanying notes for the year ended December 31, 2018 included in this Amendment No. 1 to the Current Report on Form 8-K.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2019
(In thousands)

	STERLING	PLATEAU	PRO FORMA ADJUSTMENTS	NOTE 4	PRO FORMA COMBINED
Assets
Current assets:
Cash and cash equivalents	$71,730	$6,999	$(43,582)	A	$35,147
Accounts receivable, including retainage	157,813	70,618	—		228,431
Costs and estimated earnings in excess of billings	53,896	2,739	—		56,635
Inventory	3,252	—	—		3,252
Receivables from and equity in construction joint ventures	14,381	—	—		14,381
Other current assets	7,951	217	—		8,168
Total current assets	309,023	80,573	(43,582)		346,014
Property and equipment, net	49,217	54,886	10,000	B	114,103
Operating lease right-of-use assets	14,995	—	—		14,995
Goodwill	85,231	—	150,162	C	235,393
Other intangibles, net	41,218	—	162,675	D	203,893
Other non-current assets, net	211	12	—		223
Total assets	$499,895	$135,471	$279,255		$914,621
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$101,342	$21,175	$—		$122,517
Billings in excess of costs and estimated earnings	60,571	16,087	—		76,658
Current maturities of long-term debt	12,128	553	19,447	E	32,128
Current portion of long-term lease obligations	7,059	—	—		7,059
Income taxes payable	101	—	—		101
Accrued compensation	12,148	—	—		12,148
Other current liabilities	5,183	2,439	—		7,622
Total current liabilities	198,532	40,254	19,447		258,233
Long-term debt	66,497	205	345,585	E	412,287
Long-term lease obligations	8,030	—	—		8,030
Members’ interest subject to mandatory redemption and undistributed earnings	48,831	—	—		48,831
Deferred taxes	2,211	—	3,474	K	5,685
Other long-term liabilities	1,101	—	—		1,101
Total liabilities	325,202	40,459	368,506		734,167
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	271	—	12	F	283
Additional paid in capital	233,559	—	16,183	F	249,742
Treasury stock	(6,688)	—	—		(6,688)
Plateau's equity	—	95,012	(95,012)	F	—
Retained (deficit) earnings	(55,291)	—	(10,434)	F	(65,725)
Total stockholders’ equity	171,851	95,012	(89,251)		177,612
Noncontrolling interests	2,842	—	—		2,842
Total stockholders’ equity	174,693	95,012	(89,251)		180,454
Total liabilities and stockholders’ equity	$499,895	$135,471	$279,255		$914,621

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2019
(In thousands, except per share data)

	STERLING	PLATEAU	PRO FORMA ADJUSTMENTS	NOTE 4	PRO FORMA COMBINED
Revenues	$488,035	$142,436	$—		$630,471
Cost of revenues	(443,036)	(99,973)	(337)	G, I	(543,346)
Gross profit	44,999	42,463	(337)		87,125
General and administrative expense	(23,263)	(5,470)	(4,067)	D	(32,800)
Other operating (expense) income, net	(5,832)	994	(764)	H, I	(5,602)
Operating income	15,904	37,987	(5,168)		48,723
Interest income	655	—	—		655
Interest expense	(5,964)	—	(7,907)	J	(13,871)
Income before income taxes	10,595	37,987	(13,075)		35,507
Income tax expense	(869)	—	(3,216)	K	(4,085)
Net income	9,726	37,987	(16,291)		31,422
Less: Net income attributable to noncontrolling interests	(83)	—	—		(83)
Net income attributable to Sterling common stockholders	$9,643	$37,987	$(16,291)		$31,339

Net income per share attributable to Sterling common stockholders:
Basic	$0.37				$1.14
Diluted	$0.36				$1.12

Weighted average common shares outstanding:
Basic	26,357		1,245	L	27,602
Diluted	26,657		1,245	L	27,902

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands, except per share data)

	STERLING	PLATEAU	PRO FORMA ADJUSTMENTS	NOTE 4	PRO FORMA COMBINED
Revenues	$1,037,667	$289,187	$—		$1,326,854
Cost of revenues	(927,335)	(209,708)	(716)	G, I	(1,137,759)
Gross profit	110,332	79,479	(716)		189,095
General and administrative expense	(50,620)	(13,934)	(8,134)	D	(72,688)
Other operating expense, net	(17,101)	1,901	(1,901)	I	(17,101)
Operating income	42,611	67,446	(10,751)		99,306
Interest income	1,017	—	—		1,017
Interest expense	(12,350)	—	(16,334)	J	(28,684)
Income before income taxes	31,278	67,446	(27,085)		71,639
Income tax expense	(1,738)	(441)	(5,537)	K	(7,716)
Net income	29,540	67,005	(32,622)		63,923
Less: Net income attributable to noncontrolling interests	(4,353)	—	—		(4,353)
Net income attributable to Sterling common stockholders	$25,187	$67,005	$(32,622)		$59,570

Net income per share attributable to Sterling common stockholders:
Basic	$0.94				$2.12
Diluted	$0.93				$2.09

Weighted average common shares outstanding:
Basic	26,903		1,245	L	28,148
Diluted	27,194		1,245	L	28,439

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in thousands, except share and stock price information)

NOTE 1 - BASIS OF PRESENTATION
The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the Acquisition.
The unaudited pro forma condensed combined financial information has been prepared assuming the Acquisition was accounted for using Acquisition Accounting with Sterling as the acquiring entity. Accordingly, under Acquisition Accounting, the total purchase price was allocated to the acquired net tangible and identifiable intangible assets of Plateau based on their respective fair values, as described in Note 2. During the initial assessment of the purchase price allocation, Sterling considered the impact of the new lease guidance under ASU 2016-2 (ASC 842), and based on the information currently available, no material long-term leases were identified.
To the extent identified, certain reclassifications have been reflected in the pro forma adjustments to conform Plateau’s financial statement presentation to that of Sterling’s, as described in Note 4. However, the unaudited pro forma condensed combined financial information may not reflect all adjustments necessary to conform the accounting policies of Plateau to those of Sterling, given the proximity of the closing date of the Acquisition to the filing date of this Amendment No. 1 to the Current Report on Form 8-K. There were no material transactions between Plateau and Sterling for the periods presented in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma condensed combined financial information does not reflect the realization of any expected cost increases or savings or other synergies from the Acquisition, as a result of activities following the completion of the Acquisition. Additionally, the condensed combined statement of operations does not include acquisition and integration related costs or the loss on the early extinguishment of debt.

NOTE 2 - PURCHASE CONSIDERATION AND PRELIMINARY PURCHASE PRICE ALLOCATION
Purchase Consideration – Sterling completed the Acquisition for a purchase price of approximately $411,608, detailed as follows:

Sterling shares transferred	1,244,813
Sterling closing stock price on October 1, 2019	$13.01
Equity consideration transferred	$16,195
Cash consideration transferred	375,000
Seller note	10,000
Preliminary target working capital adjustment	10,413
Total consideration transferred	$411,608

Preliminary Purchase Price Allocation – The total purchase price as summarized above was allocated to Plateau’s tangible and intangible assets and liabilities for purposes of this unaudited pro forma condensed combined financial information, based on their estimated relative fair values assuming the Acquisition was completed on the pro forma balance sheet date presented. The final allocation will be based upon valuations and other studies for which there is currently insufficient information to make a definitive allocation. Accordingly, the purchase price allocation adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. The final purchase price allocation will be determined after completion of a thorough analysis to determine the fair value of Plateau’s tangible assets and liabilities, including fixed assets, and identifiable intangible assets and liabilities. Accordingly, the final Acquisition Accounting adjustments, including those resulting from conforming Plateau’s accounting policies to those of Sterling, could differ materially from the pro forma adjustments presented herein. Any increase or decrease in the fair value of Plateau’s tangible and identifiable intangible assets and liabilities, as compared to the information shown herein, will also change the portion of purchase price allocable to goodwill and could impact the operating results of the combined company following the Acquisition due to differences in amortization related to the assets and liabilities. The total preliminary purchase price was allocated as follows, based on Plateau’s June 30, 2019 balance sheet:

June 30, 2019
Net tangible assets:
Accounts receivable, including retainage	$70,618
Costs and estimated earnings in excess of billings	2,739
Other current assets	217
Property and equipment, net	64,886
Other non-current assets, net	12
Accounts payable	(21,175)
Billings in excess of costs and estimated earnings	(16,087)
Other current liabilities	(2,439)
Total net tangible assets	98,771
Preliminary identifiable intangible assets	162,675
Goodwill	150,162
Total consideration transferred	$411,608

NOTE 3 - FINANCING TRANSACTIONS
To finance the Acquisition, on October 2, 2019 the Company, as borrower, and certain of its subsidiaries, as guarantors, entered into a Credit Agreement (the “Credit Agreement”, “Credit Facility”, or “Facilities”) with the financial institutions from time to time party thereto as lenders, BMO Harris Bank N.A., as administrative agent, Bank of America, N.A., as syndication agent, and BMO Capital Markets Corp. and BofA Securities, Inc., as joint lead arrangers and joint book runners. In addition, the Company extinguished the existing $85,000 term loan with Oaktree Capital Management, L.P. The Credit Agreement provides the Company with senior secured debt financing in an amount up to $475,000 in the aggregate, consisting of (i) a senior secured first lien revolving credit facility in an aggregate principal amount of $75,000 (with a $75,000 limit for the issuance of standby and documentary letters of credit and a $15,000 sublimit for swing line loans) and (ii) a senior secured first lien term loan facility in the amount of $400,000. The Credit Agreement also includes an increase option that will allow the Company to increase the Facilities by an aggregate principal amount of up to $100,000 subject to certain conditions contained in the Credit Agreement. The Facilities will mature on October 2, 2024.

NOTE 4 - PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on Sterling’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(A)	To record the net decrease in cash resulting from the following:

Borrowings under the new Credit Facility	$430,000
Less:
Cash portion of the purchase price	(375,000)
Oaktree payoff (principal & interest)	(67,128)
Cash portion of Credit Facility costs	(10,688)
Preliminary target working capital adjustment	(10,413)
Plateau's excluded cash	(6,999)
Oaktree prepayment fee	(3,354)
Total net decrease in cash	$(43,582)

(B)	To record the estimated fair value of Plateau’s property and equipment.

(C)	To record goodwill associated with the Acquisition (see Note 2).

(D)	To record identified intangible assets associated with the Acquisition.
The following table summarizes the estimated fair values of Plateau’s identifiable intangible assets and their estimated useful lives:

	Estimated Fair Value	Estimated Useful Life in Years	Year ended December 31, 2018 Amortization Expense	Six months ended June 30, 2019 Amortization Expense
Trade Names	$54,225	20	$2,711	$1,356
Customer Relationships	108,450	20	5,423	2,711
Total	$162,675		$8,134	$4,067
Because all information required to perform a detailed valuation analysis of Plateau’s intangible assets could not be obtained as of the date of this Amendment No. 1 to the Current Report on Form 8-K, for purposes of the unaudited pro forma condensed combined financial information, the Company used what it believes to be reasonable estimated fair values and useful lives. These preliminary estimates of fair value and useful lives could differ materially from final amounts the Company will calculate after completing a detailed valuation analysis. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and annual amortization expense of approximately $16,268 and $813, respectively.

(E)	To record the changes in financing arrangements resulting from the Acquisition. The net increase in debt includes:

Issuance of new term debt	$400,000
Issuance of new revolver	30,000
Estimated fair value of seller notes	10,000
Removal of Plateau's existing debt	(758)
Capitalization of new debt issuance costs	(10,688)
Extinguishment of Sterling's existing debt, including debt issuance costs of approximately $3,600	(63,522)
Total pro forma adjustments to debt	$365,032
Less: Pro forma adjustments to current maturities of long-term debt	(19,447)
Pro forma adjustments to long-term debt	$345,585

(F)	To record changes in equity resulting from the Acquisition as follows:

	Common Stock	Additional Paid in Capital	Plateau’s Equity	Retained Deficit
Issuance of 1,244,813 shares of common stock	$12	$16,183	$—	$—
Elimination of historical equity of Plateau	—	—	(95,012)	—
Write off of Sterling debt issuance costs	—	—	—	(3,606)
Tax adjustment	—	—	—	(3,474)
Oaktree prepayment fee	—	—	—	(3,354)
Pro forma adjustments	$12	$16,183	$(95,012)	$(10,434)

(G)	To record the amortization of the $10,000 adjustment to property and equipment based on a seven year estimated useful life.

(H)	To record the elimination of transaction costs of $230 related to the Acquisition.

(I)
To conform Plateau’s accounting policies to be consistent with those of Sterling’s, the Company recorded other operating income adjustments of $994 and $1,901 for the six months ended June 30, 2019 and the year ended December 31, 2018, respectively, of which $616 and $1,188, respectively, are adjustments to exclude business activities not acquired, and $378 and $713, respectively, are reclassifications to cost of revenues.

(J)	To record the net increase in interest expense due to changes in financing arrangements resulting from the Acquisition as follows:

	Year ended December 31, 2018	Six months ended June 30, 2019
Interest expense on Credit Facility – Libor + 3.5%	$(23,995)	$(11,625)
Seller note interest – 8%	(800)	(400)
Amortization of new debt issuance costs	(2,138)	(1,069)
Removal of prior Oaktree interest & debt issuance costs	10,599	5,187
Pro forma adjustments	$(16,334)	$(7,907)

(K)	To record pro forma adjustments to the June 30, 2019 unaudited pro forma condensed combined balance sheet for:

•	Deferred tax liability related to the excess of book over tax basis in indefinite lived assets
To record pro forma adjustments to the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2019 and the year ended December 31, 2018 for:

•	Additional Plateau state income tax using historical apportionment ratios and state tax rates

•	Deferred tax expense related to the excess of book over tax basis in indefinite lived assets

(L)	To record the increase in the weighted average shares in connection with the issuance of 1,244,813 common shares to finance the Acquisition.